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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT. THIS OFFERING IS BEING MADE ONLY TO "ACCREDITED INVESTORS,"AS SUCH TERM IS DEFINED IN REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                              PURCHASE AGREEMENT

                      International Capital Funding, Inc.
                               1038 Homer Street
                          Vancouver, British Columbia
                               Canada   V6B 2W9

                                                             September 1, 1999

Jonathan Cohen
74 Old Church Road
Greenwich, CT  06830

Dear Mr. Cohen:

     International Capital Funding, Inc., a Colorado corporation (the "Company"), agrees with you (the "Purchaser") as follows:

1.   OFFERING OF WARRANT.   The Company is offering for sale warrants on the
form of Appendix A hereto (the "Warrants") to purchase shares of its common stock, par value $.0001 per share (the "Common Stock"). The offering is being made without registration under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

2. SUBSCRIPTION FOR WARRANT. Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase a Warrant at the total price of $1,000.00 (the "Purchase Price"), payable as described in Section 4 hereof, and the Company accepts such subscription. The Purchaser acknowledges that the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares", and together with the Warrant, the "Securities") will be subject to restrictions on transfer as set forth in this Agreement and under the Securities Act.

3. THE CLOSING. The closing of the purchase and sale of the Warrant (the "Closing") shall take place at the offices of the Company at 10:00 a.m., New York time, on the third business day after the date of this agreement or at such other time and place as the parties may agree upon. At the Closing, the Company and the Purchaser shall enter into a Registration Rights Agreement in the form of Appendix B hereto.

4. PAYMENT FOR AND DELIVERY OF WARRANT. Payment of the Purchase Price shall be received by the Company from the Purchaser at or prior to the Closing by check or wire transfer to an account designated by the Company. The Company shall deliver the Warrant at the Closing, if the Purchaser or an authorized representative attends the Closing, or by courier service or registered mail promptly thereafter to the address set forth on the signature page of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the Closing, the Company represents and warrants that:

     (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

     (b) Of the 100,000,000 shares of authorized Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock"), none are issued and outstanding. Of the 500,000,000 shares of authorized Common Stock of the Company, par value $.0001 per share (the "Common Stock"), 19,830,000 shares are issued and outstanding. All of the issued shares of Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. There are outstanding no rights, options or warrants to subscribe for or purchase Common Stock or Preferred Stock, and no securities convertible into or exchangeable for Common Stock or Preferred Stock.

     (c) The Company has duly authorized the issuance and sale of the Securities by all requisite corporate action.

     (d) The Company has duly reserved, out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase Warrant Shares pursuant to the Warrant, such number of shares of Common Stock as are sufficient therefor. The Warrant Shares, when issued and paid for, will be duly and validly authorized and issued and will be fully paid and nonassessable, and the issuance thereof will not conflict with the certificate of incorporation or bylaws of the Company.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to and covenants with the Company and each officer, director, and agent of the Company that:

     (a) The Purchaser has all requisite capacity to enter into this Agreement and to perform all the obligations required to be performed by the Purchaser hereunder.

     (b) The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder, will not conflict with any agreement to which the Purchaser is a party.

     (c) The Purchaser has such knowledge, skill and experience in business, financial and investment matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities. To the extent necessary, the Purchaser has retained, at the Purchaser's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Securities.

     (d) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

     (e) The Purchaser is acquiring the Securities solely for his own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

7.   TRANSFER RESTRICTIONS.

     (a) The Purchaser is aware that the Securities have not been registered under the Securities Act and agrees that such Securities shall not be sold, assigned, pledged, hypothecated, gifted or otherwise transferred or disposed of (collectively, "Transferred", each such event being a "Transfer") in the absence of such registration unless such contemplated transfer is exempt from the registration requirements of the Securities Act and the Company is provided with an opinion of counsel to the effect that registration under the Securities Act is not required, or other evidence satisfactory to the Company.

     (b) The Purchaser acknowledges that the certificate(s) for the Securities will bear a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED. THESE SECURITIES ARE ALSO RESTRICTED BY THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 1, 1999, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY."

8. BROKERS. The Purchaser represents and warrants that the Purchaser has not entered into any agreement to pay any broker's or finder's fee to any person, and that no fee or other compensation will be payable by the Company to any affiliate of the Purchaser, with respect to this Agreement or the transactions contemplated hereby.

9. WAIVER, AMENDMENT. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party.

11. APPLICABLE LAW; ARBITRATION. This Agreement is to be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Any dispute arising out of this Agreement or the transactions contemplated hereby that the parties cannot settle amicably shall be resolved exclusively by arbitration before one neutral arbitrator in the City of New York and administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. The arbitrator shall be an attorney selected by mutual agreement of the parties; provided, that if the parties cannot agree on the selection of an arbitrator within 15 days following the delivery by either party to the other of a demand for arbitration, the arbitrator shall be selected by or in accordance with the Commercial Arbitration Rules of the AAA.

12. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

14. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, or via internationally recognized courier service, postage prepaid:

          If to the Company, to it at the following address:

               International Capital Funding, Inc.
               1038 Homer Street
               Vancouver, British Columbia
               Canada   V6B 2W9
               Attention:  Peter Shandro, Chief Executive Officer

          If to the Purchaser, to the Purchaser at the address set forth on the first page hereof; or at such other address as either party shall have specified by notice in writing to the other.

15. BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

16. SURVIVAL. All representations, warranties and covenants contained in this Agreement shall survive the Closing.

17. ENTIRE UNDERSTANDING. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings among the parties.

     IN WITNESS WHEREOF, the Company has executed this Purchase Agreement as of the 1st day of September, 1999.

                              INTERNATIONAL CAPITAL FUNDING, INC.


                              By:______________________________________
                                 Peter Shandro, Chief Executive Officer

ACCEPTED AS OF SEPTEMBER 1, 1999:

________________________
Jonathan Cohen

________________________
SS Number

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                                  APPENDIX A

                                FORM OF WARRANT